UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

ORBITAL TRACKING CORP. (Exact name of registrant as specified in its charter)
Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
18851 N.E. 29th Ave., Suite 700
Aventura, Florida 33180 (Address of principal executive offices zip code)

(Former name or former address, if changed since last report)

(305) 560-5355
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2016, Orbital Tracking Corp. (“the Company”) issued to David Phipps, its Chief Executive Officer and Chairman, the option to purchase 10,000,000 shares of common stock of the Company, par value $0.0001 per share. The option was issued outside of the Company’s 2014 Equity Incentive Plan (the “Plan”) and is not governed by the Plan. The option has an exercise price of $0.01 per share, vests immediately, and has a term of ten years from the date of the grant. The Company’s intent to issue the options was disclosed in Exhibit No.10.1, the Form of Subscription Agreement as filed on Form 8K, dated November 11, 2016. The foregoing description of the option is not complete and is qualified in its entirety by reference to the full text of the form of Option Agreement, a copy of which is filed as Exhibit 10.1 to this current report and incorporated by reference herein.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2017

ORBITAL TRACKING CORP.

By: /s/ Theresa Carlise
Name: Theresa Carlise
Title: Chief Financial Officer